REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 30, 2007, is among (a) National Investment Managers Inc., a Florida corporation (the “Company”), (b) Woodside Capital Partners IV, LLC (“Woodside IV”), Woodside Capital Partners IV QP, LLC (“Woodside QP”), and Lehman Brothers Commercial Bank (“Lehman”, and collectively with Woodside IV and Woodside QP, the “Investors”), and (c) each other Person who becomes a party to this Agreement upon acceptance by the Company of an Instrument of Accession in the form of Schedule 1.A hereto (an “Instrument of Accession”) executed by such Person. Each of the Investors and each other Person who becomes a party hereto as aforesaid are referred to collectively herein as the “Holders” and each individually as a “Holder”.

This Agreement is made in connection with a Securities Purchase and Loan Agreement of even date herewith among the Company, the Investors and Woodside Agency Services, LLC, as collateral agent for the Investors (the “Purchase Agreement”). In order to induce the Investors to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

The parties hereby agree as follows:

1. Definitions. As used herein, the following terms have the following meanings:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means collectively, (a) the Company’s Common Stock, $0.001 par value per share, and (b) any shares of any other class of capital stock of the Company previously or hereafter issued which are (i) not preferred as to dividends or the distribution of assets upon liquidation over any class of stock of the Company, (ii) not subject to redemption pursuant to the terms thereof, or (iii) issued to the holders of shares of Common Stock upon any reclassification thereof, reorganization, merger, sale of assets or otherwise.

“Company” has the meaning specified in the preamble hereto.

“Demand Registration” has the meaning specified in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means one of the Holders identified in the introductory paragraph to this Agreement or such other Person to whom such Holder shall have assigned or transferred such Holder’s Registrable Securities and the rights and obligations hereunder in accordance with Section 12(g) of this Agreement.

“Indemnified Party” has the meaning specified in Section 8(c) hereof.

“Indemnifying Party” has the meaning specified in Section 8(c) hereof.

“Instrument of Accession” has the meaning specified in the preamble hereto.

“Person” means any individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Piggyback Registration” has the meaning specified in Section 3(a).

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any Prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Public Sale” means any sale of Common Stock to the public pursuant to a public offering registered under the Securities Act, or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act.

“Purchase Agreement” has the meaning specified in the preamble hereto.

“registered” and “registration” means a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such Registration Statement.

“Registrable Securities” means, at any time, all of the then issued and outstanding (a) shares of Common Stock held by any Holder on the date hereof, (b) capital stock or other securities into which or for which any such shares of Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company, and (c) shares of capital stock issued with respect to the foregoing pursuant to a stock split or stock dividend, provided that the foregoing capital stock shall be Registrable Securities only so long as such capital stock has not been sold pursuant to a Public Sale, and provided further that the foregoing capital stock shall cease to be Registrable Securities upon the assignment of rights or obligations hereunder in violation of the terms of this Agreement.

“Registration Expenses” has the meaning specified in Section 7(a).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Securities Act” means the Securities Act of 1933, as amended.

“Underwriters’ Maximum Number” means, for any Piggyback Registration, Demand Registration or other registration which is an underwritten registration, that number of securities to which such registration should, in the opinion of the managing underwriters of such registration in the light of marketing factors, be limited.

2. Demand Registration.

(a) Request for Demand Registration.

(i) Subject to the limitations contained in the following paragraphs of this Section 2, the Holders of a majority of Registrable Securities then outstanding may, at any time and from time to time, give to the Company, pursuant to this subparagraph (i), a written request for the registration by the Company under the Securities Act of all or any part of the Registrable Securities of such Holder (such registration being herein called a “Demand Registration”). Within ten (10) days after the receipt by the Company of any such written request, the Company will give written notice of such registration request to all Holders of Registrable Securities.

(ii) Subject to the limitations contained in the following paragraphs of this Section 2, after the receipt of such written request for a Demand Registration, (A) the Company will be obligated and required to include in such Demand Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within thirty (30) days after the date on which the Company shall have given to all Holders of Registrable Securities a written notice of registration request pursuant to Section 2(a)(i) hereof, the written requests of such Holders for inclusion in such Demand Registration, and (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. All written requests made by Holders of Registrable Securities pursuant to this subparagraph (ii) will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof.

(b) Limitations on Demand Registration.

(i) The Holders of Registrable Securities will not be entitled to require the Company to effect more than two (2) Demand Registrations other than on Form S-3 (or any comparable form adopted by the Commission) pursuant to Section 2(a).

(ii) Any registration initiated by Holders of Registrable Securities as a Demand Registration pursuant to Section 2(a) hereof shall not count as a Demand Registration for purposes of Section 2(b)(i) hereof (A) unless and until such registration shall have become effective and all Registrable Securities required to be included in such registration, less limitations required by the Securities Exchange Commission pursuant to Rule 415 under the Securities Act, shall have actually been sold and (B) if such Holders withdraw their request for a Demand Registration at any time because such Holders (1) reasonably believed that the Registration Statement or Prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, (2) notified the Company of such fact and requested that the Company correct such alleged misstatement or omission, and (3) the Company has refused to correct such alleged misstatement or omission.

(iii) The Company shall not be obligated or required to effect the Demand Registration of any Registrable Securities pursuant to Section 2(a) hereof during the period commencing on the date falling thirty (30) days prior to the Company’s estimated date of filing of, and ending on the date 180 days following the effective date of, any Registration Statement pertaining to any underwritten registration initiated by the Company, for the account of the Company, if the written request of Holders of Registrable Securities for such Demand Registration pursuant to Section 2(a)(i) hereof shall have been received by the Company after the Company shall have given to all Holders of Registrable Securities a written notice stating that the Company is commencing an underwritten registration initiated by the Company for its own account; provided, however, that the Company will use its best efforts in good faith to cause any such Registration Statement to be filed and to become effective as expeditiously as shall be reasonably possible.

(c) Priority on Demand Registrations. If the managing underwriters in any underwritten Demand Registration shall give written advice to the Company and the Holders of Registrable Securities that the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then: (i) the Company will be obligated and required, in the first instance, to include in such registration that number of Registrable Securities requested by the Holders thereof to be included in such registration, together with securities (“Existing Registrable Securities” and together with the Registrable Securities, the “Combined Registrable Securities”) issued by the Company to holders that have registration rights (the “Existing Holders” and together with the Holders, the “Combined Holders”), which does not exceed the Underwriters’ Maximum Number, and such number of Combined Registrable Securities shall be allocated pro rata among the Combined Holders of such Combined Registrable Securities on the basis of the number of Combined Registrable Securities requested to be included therein by each such Combined Holder; (ii) if the Underwriters’ Maximum Number exceeds the number of Combined Registrable Securities requested by the Combined Holders thereof to be included in such registration, then the Company will be entitled to include in such registration that number of securities which shall have been requested by the Company to be included in such registration for the account of the Company and which shall not be greater than such excess; and (iii) if the Underwriters’ Maximum Number exceeds the sum of the number of Combined Registrable Securities which the Company shall be required to include in such Demand Registration and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which persons (other than the Combined Holders as such) shall have requested be included in such registration and which shall not be greater than such excess.

(d) Selection of Underwriters. If a written request for a Demand Registration is made pursuant to Section 2(a), then the Holders of a majority of the Registrable Securities to be included in any Demand Registration shall determine whether or not such Demand Registration shall be underwritten and shall select the investment banker(s) and managing underwriter(s) to administer such offering.

(e) Unlimited Registrations on Form S-3. In addition to the rights contained in the foregoing provisions of this Section 2, Holders shall have the right, subject to the rights of the Company set forth below and the limitation set forth in Section 2(b)(iii) at any time and from time to time to request in writing a registration with respect to which the Registrable Securities being sold have an aggregate offering price of at least $3,000,000 (before underwriter’s discounts and commissions) on Form S-3 (or any successor form) (which request will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof).

3. Piggyback Registrations.

(a) Rights to Piggyback.

(i) If (and on each occasion that) the Company proposes to register any of its securities under the Securities Act either for the Company’s own account or for the account of any of its stockholders (other than for Holders of Registrable Securities pursuant to Section 2 hereof entitled to Demand Registrations and other than pursuant to a Form S-4 or Form S-8) (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a “Piggyback Registration”), the Company will give written notice to all Holders of Registrable Securities of such proposal not later than the earlier to occur of (A) the tenth day following the receipt by the Company of notice of exercise of any registration rights by any persons, and (B) the thirtieth day prior to the anticipated filing date of such Piggyback Registration.

(ii) Subject to the provisions contained in paragraph (b) of this Section 3 and in the last sentence of this subparagraph (ii), (A) the Company will be obligated and required to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within fifteen (15) days after the date on which the Company shall have given written notice of such Piggyback Registration to all Holders of Registrable Securities pursuant to Section 3(a)(i) hereof, the written requests of such Holders for inclusion in such Piggyback Registration, and (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities of such Holders from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration unless such Holders of Registrable Securities shall have entered into a written agreement with the Company’s underwriters establishing the terms and conditions under which such Holders would be obligated to sell such securities in such Piggyback Registration. The Company will not be obligated or required to include any Registrable Securities in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable.

(b) Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten registration, and the managing underwriters shall give written advice to the Company of an Underwriters’ Maximum Number, then: (i) the Company shall be entitled to include in such registration that number of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the Underwriters’ Maximum Number; (ii) if the Underwriters' Maximum Number exceeds the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company will be obligated and required to include in such registration that number of Combined Registrable Securities requested by the Combined Holders thereof to be included in such registration and which does not exceed such excess and such Combined Registrable Securities shall be allocated pro rata among the Combined Holders thereof on the basis of the number of Combined Registrable Securities requested to be included therein by each such Combined Holder; (iii) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such registration pursuant to clause (ii) above and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which persons shall have requested be included in such registration and which shall not be greater than such excess.

(c) Selection of Underwriters. In any Piggyback Registration, the Company shall (unless the Company shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

4. Lockup Agreements.

(a) Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities, if the Company or the managing underwriters so request in connection with any underwritten registration of the Company’ securities, will not, without the prior written consent of the Company or such underwriters, effect any public sale or other distribution of any equity securities of the Company, including any sale pursuant to Rule 144, during the seven (7) days prior to, and during the one hundred eighty (180) day period commencing on, the effective date of such underwritten registration, except in connection with such underwritten registration.

(b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the seventh day prior to, and ending on the one hundred eightieth (180th) day following, the effective date of any underwritten Demand or Piggyback Registration, except in connection with any such underwritten registration and except for any offering pursuant to an employee benefit plan and registered on Form S-8 (or any successor form).

5. Registration Procedures. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(i) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective (provided, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will use its best efforts to furnish to counsel selected by the holders of Registrable Securities covered by such Registration Statement, copies of all such documents proposed to be filed, which documents will be subject to the timely review of such counsel and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto, including documents incorporated by reference, to which the Holders of a majority of the Registrable Securities covered by such Registration Statement shall reasonably object);

(ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the earliest to occur of (a) the sale of all such Registrable Securities, or (b) the expiration of the 180 day period following the effective date of the Registration Statement; comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such effective period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement and cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

(iii) upon request, furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus and each Prospectus filed under Rule 424 of the Securities Act) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such seller (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by such seller in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

(iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, use its best efforts to keep each such registration or qualification effective, including through new filings, amendments or renewals, during the period such Registration Statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company will not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (B) to subject itself to taxation in any such jurisdiction or (C) to consent to general service of process in any such jurisdiction;

(v) notify each seller of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare (and, when completed, give notice to each seller of Registrable Securities) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, each seller of such Registrable Securities will not offer or sell such Registrable Securities until the Company has notified such seller that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to such Seller;

(vi) cause all such Registrable Securities to be listed, prior to the date of the first sale of such Registrable Securities pursuant to such registration, on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed with the National Association of Securities Dealers automated quotation system (“NASDAQ”);

(vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(viii) enter into all such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(ix) make available for inspection on a confidential basis by any seller, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (in each case after reasonable prior notice), all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply on a confidential basis all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(x) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company within the meaning of Section 15 of the Securities Act, to participate in the preparation of such registration or comparable statement and to permit the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, provided that such material shall be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to Section 8(b) hereof;

(xi) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order;

(xii) if requested by the managing underwriter or underwriters or any holder of Registrable Securities in connection with any sale pursuant to a Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such Prospectus supplement or post-effective amendment;

(xiii) cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under such registration, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

(xiv) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company as may reasonably be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xv) use its best efforts to obtain:

(A) at the time of effectiveness of each registration, a “comfort letter” from the Company’s independent certified public accountants covering such matters of the type customarily covered by “cold comfort letters” as the Holders of a majority of the Registrable Securities covered by such registration and the underwriters reasonably request; and

(B) at the time of any underwritten sale pursuant to a Registration Statement, a “bring-down comfort letter”, dated as of the date of such sale, from the Company’s independent certified public accountants covering such matters of the type customarily covered by comfort letters as the Holders of a majority of the Registrable Securities covered by such Registration Statement and the underwriters reasonably request;

(xvi) use its best efforts to obtain, at the time of effectiveness of each Piggyback Registration and at the time of any sale pursuant to each registration, an opinion or opinions, favorable in form and scope to the Holders of a majority of the Registrable Securities covered by such registration, from counsel to the Company in customary form; and

(xvii) otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover said twelve month period.

6. Cooperation by Prospective Sellers, Etc.

(a) Each prospective seller of Registrable Securities will furnish to the Company in writing such information as the Company may reasonably require from such seller, and otherwise reasonably cooperate with the Company in connection with any Registration Statement with respect to such Registrable Securities.

(b) The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Agreement shall not affect the obligations of the Company under this Agreement to any remaining sellers who furnish such information and documents unless in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the Registration Statement or the underlying offering.

(c) The Holders of Registrable Securities included in any Registration Statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such Registration Statement or Prospectus; but the obligations of the Company with respect to maintaining any Registration Statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

(d) At the end of any period during which the Company is obligated to keep any Registration Statement current and effective as provided by Section 5 hereof (and any extensions thereof required by the preceding paragraph (c) of this Section 6), the Holders of Registrable Securities included in such Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

(e) Notwithstanding any other provision herein to the contrary, no Holder of Registrable Securities which constitute warrants or options shall be required to exercise such warrants or options in connection with any registration until the actual sale of the shares of Common Stock issuable upon exercise of such warrants or options. The Company shall enter into such agreements and shall otherwise cooperate with the Holders of Registrable Securities in order to ensure that such Holders are not required to exercise any warrants or options prior to the date of the actual sale of the shares of Common Stock issuable upon exercise of such warrants or options.

7. Registration Expenses.

(a) All costs and expenses incurred or sustained in connection with or arising out of each registration pursuant to Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the blue sky qualification of Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel representing the Holders of Registrable Securities, such counsel to be selected by the Holders of a majority of the Registrable Securities to be included in such registration, fees and disbursements of all independent certified public accountants (including the expenses relating to the preparation and delivery of any special audit or “cold comfort” letters required by or incident to such registration), and fees and disbursements of underwriters (excluding discounts and commissions), the reasonable fees and expenses of any special experts retained by the Company of its own initiative or at the request of the managing underwriters in connection with such registration, and fees and expenses of all (if any) other persons retained by the Company (all such costs and expenses being herein called, collectively, the “Registration Expenses”), will be borne and paid by the Company. The Company will, in any case, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities of the Company are then listed.

(b) The Company will not bear the cost of nor pay for any stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any Holder of Registrable Securities in connection with any registration of Registrable Securities pursuant to this Agreement.

(c) To the extent that Registration Expenses incident to any registration are, under the terms of this Agreement, not required to be paid by the Company, each Holder of Registrable Securities included in such registration will pay all Registration Expenses which are clearly solely attributable to the registration of such Holder’s Registrable Securities so included in such registration, and all other Registration Expenses not so attributable to one Holder will be borne and paid by all sellers of securities included in such registration in proportion to the number of securities so included by each such seller.

8. Indemnification.

(a) Indemnification by the Company. The Company will indemnify each Holder requesting or joining in a registration and each underwriter of the securities so registered, the officers, directors and partners of each such Person and each Person who controls any thereof (within the meaning of the Securities Act) against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any Prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related Registration Statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, underwriter, officer, director, partner and controlling person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder, underwriter, officer, director, partner or controlling person and stated to be specifically for use in such Prospectus, offering circular or other document.

(b) Indemnification by Each Holder. Each Holder requesting or joining in a registration will indemnify each underwriter of the securities so registered, the Company and its officers and directors and each person, if any, who controls any thereof (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any Prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related Registration Statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and such Holder will reimburse each underwriter, the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to such underwriter or the Company in an instrument duly executed by such Holder and stated to be specifically for use in such Prospectus, offering circular or other document (or related Registration Statement, notification or the like) or any amendment or supplement thereto; and, provided further, that each Holder’s liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

(c) Indemnification Proceedings. Each party entitled to indemnification pursuant to this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification pursuant to this Section 8 (the “Indemnifying Party”) promptly after such Indemnified Party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably acceptable to the Indemnified Party, and the Indemnified Party may participate in such defense at such party’s expense; and provided, further, that the failure by any Indemnified Party to give notice as provided in this paragraph (c) shall not relieve the Indemnifying Party of its obligations under this Section 8 except to the extent that the failure results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party so long as the Indemnifying Party has acknowledged in writing its obligation to indemnify each Indemnified Party pursuant to this Agreement and such Indemnifying Party is in compliance with all of its obligations hereunder to indemnify the Indemnified Party for all amounts in connection with such claim or litigation. The Indemnifying Party shall not unreasonably withhold, condition or delay its consent to the entry of any such judgment or settlement. The reimbursement required by this Section 8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

9. Contribution in Lieu of Indemnification. If the indemnification provided for in Section 8 hereof is unavailable to a party that would have been an Indemnified Party under any such section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an Indemnifying Party thereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9 shall include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding any provision of this Section 9 to the contrary, (a) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (b) each Holder’s liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

10. Rule 144 Requirements; Form S-3. The Company will make every effort in good faith to take all steps necessary to ensure that the Company will be eligible to register securities on Form S-3 (or any comparable form adopted by the Commission), and to make publicly available and available to the Holders of Registrable Securities, pursuant to Rule 144 or Rule 144A of the Commission under the Securities Act, such information as shall be necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to such Rules. The Company will furnish to any Holder of Registrable Securities, upon request made by such Holder at any time after the undertaking of the Company in the preceding sentence shall have first become effective, a written statement signed by the Company, addressed to such Holder, describing briefly the action the Company has taken or proposes to take to comply with the current public information requirements of Rule 144 and Rule 144A. The Company will, at the request of any Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (i) that such Holder has held such Registrable Securities for a period of not less than two (2) consecutive years (or if not for at least two (2) consecutive years, for at least one (1) year so long as the Holder is able to dispose of all of the Holder's then Registrable Securities without restriction under Rule 144), (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company for more than the ninety (90) preceding days, and (iii) as to such other matters as may be appropriate in accordance with such Rule, including an opinion of such Holder’s counsel reasonably satisfactory to the Company, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act.

11. Participation in Underwritten Registrations. No Person may participate in any underwritten registration pursuant to this Agreement unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the persons entitled, under the provisions hereof, to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements. Any Holder of Registrable Securities to be included in any underwritten registration shall be entitled at any time to withdraw such Registrable Securities from such registration prior to its effective date in the event that such Holder shall disapprove of any of the terms of the related underwriting agreement.

12. Miscellaneous.

(a) No Inconsistent Agreements. Except as set forth on Schedule 1.B hereto, the Company has not previously entered into any agreement with respect to its Common Stock granting registration rights senior to the registration rights granted to the Holders hereunder. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which grants demand registration rights to anyone or which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification, supplement, waiver or consent is approved in writing by (i) the Company and (ii) the Holders of at least 50.1% of the Registrable Securities then outstanding, provided, that each Holder may waive any provision hereof with respect to himself, herself or itself, as applicable, at any time; provided further that any modification, amendment or waiver that would adversely affect any Holders in a manner materially different from any other Holders (solely with respect to such Holder’s status as a Holder under this Agreement) shall require the written consent or approval of such adversely affected Holders.

(c) Registrable Securities Held by the Company. Whenever the consent or approval of Holders of Registrable Securities is required pursuant to this Agreement, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was duly and properly given by such Holders.

(d) Term. This Agreement shall terminate on the date on which, as to each Registrable Security, an exemption from registration is available under Rule 144(k) of the Commission.

(e) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(f) Notices. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by written telecommunication, overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid to the recipient (a) if to Woodside IV, Woodside QP or Lehman, at the address listed for such Person in the stock records of the Company, with a copy to Matthew Furlong, Esq., Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, (b) if to any other Holder, at the address listed for such Holder in the stock records of the Company, and (f) if to the Company, at 545 Metro Place South, Suite 100, Dublin, Ohio 43017, to the attention of the President, with a copy to Gregory Sichenzia, Esq., Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Fl., New York, New York 10006;

and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 12(f). Any such notice shall be effective (A) if delivered personally or by telecopy, when received, (B) if sent by overnight courier, when receipted for, and (C) if mailed, when received.

(g) Successors and Assigns. This Agreement and the rights of any Holder hereunder may be assigned to, and shall inure to the benefit of, any Person to whom such Holder transfers Registrable Securities, provided that such transfer is made in compliance with the provisions of the Purchase Agreement and the transferee agrees to be bound by all of the terms and conditions of this Agreement by executing and delivering to the Company an Instrument of Accession.

(h) Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

(j) Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of law.

(k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as an instrument under seal as of the date first written above.

NATIONAL INVESTMENT MANAGERS INC.

By: /s/Steven Ross
Name: Steven Ross
Title: CEO

WOODSIDE CAPITAL PARTNERS IV, LLC

By: Woodside Opportunity Partners, LLC, its Manager
By: Woodside Capital Management, LLC, its Manager

By:	/s/Daphne Firth
Name: Daphne Firth
Title: Executive Vice President

WOODSIDE CAPITAL PARTNERS IV QP, LLC

By: Woodside Opportunity Partners, LLC, its Manager
By: Woodside Capital Management, LLC, its Manager

By:	/s/Daphne Firth
Name: Daphne Firth
Title: Executive Vice President

LEHMAN COMMERCIAL PAPER INC.

By:	/s/George Janes
Name: George Janes
Title: Chief Credit Officer

SCHEDULE 1.A
TO REGISTRATION
RIGHTS AGREEMENT

Instrument of Accession

Reference is made to that certain Registration Rights Agreement dated as of November [__], 2007, a copy of which is attached hereto (as amended and in effect from time to time, the “Registration Rights Agreement”), among National Investment Managers Inc., a Florida corporation (the “Company”), and the Holders (as defined therein).

The undersigned, _____________________, [in order to become] [is] the owner or holder of ______ shares of the Common Stock, $0.001 par value per share (the “Shares”) of the Company [and] hereby agrees that by [his/her/its] execution hereof the undersigned is a Holder party to the Registration Rights Agreement and that [he/she/it] is subject to all of the restrictions and conditions applicable to Holders set forth in such Registration Rights Agreement, and all of the Shares [purchased by the undersigned in connection herewith] [owned by the undersigned as of the date hereof] (and any and all shares of stock of the Company issued in respect thereof) are subject to all the restrictions and conditions applicable to Registrable Securities as set forth in the Registration Rights Agreement. This Instrument of Accession shall take effect and shall become a part of said Registration Rights Agreement immediately upon acceptance thereof by the Company.

Executed as of the date set forth below under the laws of the State of Delaware.

Signature:

Address:

Date:

Accepted:

National Investment Managers Inc.

By:

Date:

SCHEDULE 1.B
TO REGISTRATION
RIGHTS AGREEMENT

Except as set forth below, the Company has not previously entered into any agreement with respect to its Common Stock granting registration rights senior to the registration rights granted to the Holders pursuant to the Agreement hereto:

	Registration Rights - Schedule 1B
	Common	Pfd (CSE)	Warrants	Total # of Shares	Type of Right
Series A (included common)	9,540,000	2,420,000	1,910,000	13,870,000	PB
Series B	-	7,430,000		7,430,000	PB
Series C		9,250,008		9,250,008	PB, Mandatory
Series D		8,190,000	4,095,000	12,285,000	PB, Mandatory
Series E		5,870,000	2,935,000	8,805,000	PB, Mandatory
Laurus Master Trust	7,108,434		2,159,331	9,267,765	PB
Total issued in financings	16,648,434	33,160,008	11,099,331	60,907,773

Valley Forge Enterprises Ltd.	4,150,000			4,150,000	PB
The Pension Alliance	1,088,710			1,088,710	PB
Pentec Inc	403,225			403,225	PB
Lamco Co's	3,000,000			3,000,000	PB, Demand
Total issued in acquisitions	8,641,935	-	-	8,641,935

Total all shares	25,290,369	33,160,008	11,099,331	69,549,708